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                                                                   EXHIBIT 10.20


                                 ARNOLD & PORTER                   WASHINGTON DC
                                 399 PARK AVENUE
                          NEW YORK, NEW YORK 10022-4690                DENVER
                                 (212) 715-1000
                            FACSIMILE (212) 715-1099                LOS ANGELES

                                                                       LONDON

MICHAEL J. CANNING
(212) 715-1110
INTERNET: Michael_Canning@aporter.com

                                 August 2, 2000

VIA FACSIMILE

Paul Walters
United Auto Group, Inc.
Fax No. 313-592-7383

      RE:   SAM DIFEO COMPENSATION

Dear Paul:

      As you know, Sam DiFeo ("DiFeo") has for some time been serving as President and Chief Operating Officer of United Auto Group, Inc. (the "Company") pursuant to that certain letter agreement between the parties dated as of August 3, 1999. (the "Employment Agreement"). In this regard, the Agreement contemplates that DiFeo's employment as President and Chief Operating Officer, for which the Company has compensated DiFeo at the rate of $360,000 per annum, would terminate upon the expiration of the extended term thereof (i.e., May 31, 2000), whereupon DiFeo would have the benefit of that certain Consulting Agreement between the parties (the "Consulting Agreement").

      Without regard to the May 31, 2000 termination date set forth in the Employment Agreement, DiFeo has, at the request of the Company, continued to serve as President and Chief Operating Officer of the Company beyond said termination date. The Company has now requested that DiFeo continue to serve in such capacity for a further period of time. DiFeo is agreeable to such continuation of his services and the parties have reached an agreement on the terms and conditions of his continued service. The terms and conditions of DiFeo's continued service for the Company are generally as follows:

   1. DiFeo will continue his service to the Company as President and Chief Operating Officer on a full-time basis through December 31, 2000 at an annual salary of $500,000, with the difference between DiFeo's compensation rate of $360,000 and the adjusted $500,000 to be payable to DiFeo in equal installments during the period June 1, 2000 through December 31, 2000 by additions to the periodic paychecks otherwise payable to him at the base compensation rate of $360,000.

   2. The Consulting Agreement shall be modified as required to provide that the term thereof shall be for the period January 1, 2001 through December 31, 2002, with the

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ARNOLD & PORTER

Paul Walters
August 2, 2000
Page two

      Company to have the option to extend the term of the Consulting Agreement for an additional one year, through December 31, 2003. During the effective period of the Consulting Agreement as may be extended, DiFeo will perform services for the Company as more specifically provided for therein, and will be compensated for such services as set forth in the Consulting Agreement.

   3. Upon the expiration of the amended Consulting Agreement on December 31, 2002, or December 31, 2003, in the event the term of the Consulting Agreement is extended as noted above, DiFeo shall have the benefit of a new consulting agreement (the "New Consulting Agreement"), which will provide that DiFeo will be available, as convenient to DiFeo, to consult with the Company for an additional period of two years at an annual compensation rate of $400,000.

   4. In connection with the revised employment and compensation status of DiFeo as set forth above, the consulting agreements previously in place between the Company and each of DiFeo's brother, Joseph DiFeo, and DiFeo's father, Samuel DiFeo, with annual compensation at the rate of $50,000, shall be continued and extended through December 31, 2002.

    If the above accurately sets forth your understanding of the agreement reached between DiFeo and the Company relative to DiFeo's continued employment by the Company, please evidence your understanding by signing this letter where indicated below and returning same to me. As we discussed, 1 will thereupon proceed to prepare the requisite documentation to effectuate the parties agreement.

                                                        Sincerely yours,

                                                        /s/ Michael J. Canning
                                                        ------------------------
                                                        Michael J. Canning

      Agreed:

      United Auto Group, Inc.

      /s/ Paul Walters
      -----------------------
      Paul Walters